As filed with the Securities and Exchange Commission on ________________________.	Registration No. 333-113509.

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FC FINANCIAL SERVICES INC.
 (Name of small business issuer in its charter)

Nevada	3514	98-040339
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

FC FINANCIAL SERVICES INC.	CORPORATION TRUST COMPANY OF NEVADA
110 Jardin Drive	6100 Neil Road, Suite 500
Suite 13	Reno, Nevada 89544
Concord, Ontario	(206) 622-4511
Canada L4K 2T7
(905) 761-1096
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.10	$200,000	$100.00

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

FC FINANCIAL SERVICES INC.
 Shares of Common Stock
1,000,000 minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. If the minimum offering amount is not reached, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be appropriated by us and used for the purpose as set forth in the Use of Proceeds section of this prospectus.

Our common stock will be sold by Orit Stolyar an officer and director.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.0250	$0.0750
Per Share - Maximum	$0.10	$0.0125	$0.0875
Minimum	$100,000	$25,000	$75,000
Maximum	$200,000	$25,000	$175,000

The difference between the Aggregate Offering Price and the Proceeds to Us is $25,000. The $25,000 will be paid to unaffiliated third parties for expenses connected with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We are a start-up stage company. We have not started operations. We will not start operations until we have completed this offering. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We intend to engage in the business of financing of installment contracts for automobile purchases.

Our principal executive office is located at 110 Jardin Drive, Suite 13, Concord, Ontario, Canada L4K 2T7. Our telephone number is (905) 761-1096 and our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is November 30.

The offering

Following is a brief summary of this offering:

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	$75,000 assuming the minimum number of shares is sold. $175,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before	5,000,000
the offering
Number of shares outstanding after	7,000,000
the offering if all of the shares are sold

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of May 31, 2004
(Audited)
Balance Sheet
Total Assets	$10,013
Total Liabilities	$14,513
Stockholders Deficiency	$(4,500)

Period from
November 19, 2003 (date of
inception) to May 31, 2004
(Audited)
Income Statement
Revenue	$0
Total Expenses	$4,550
Net Loss	$(4,550)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with FC FINANCIAL SERVICES INC.

  Because our auditors have issued a going concern opinion and because our officers and directors will not loan any additional money to us, we have raised the minimum amount of this offering to commence operations. If we do not raise the minimum amount, we will not start our operations.

  Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus we have not commenced operations. Because our officers and directors are unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to raise the minimum amount of $100,000 in order to commence operations.

  We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

  We were incorporated in November 2003 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $4,550 of which $2,500 is for audit fees and $2,050 is for filing fees and general office costs. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to locate persons who will finance the purchase of lease of automobiles from us.
*	our ability to generate revenues through the sale of our services

  Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations. By suspend operations, here and throughout this prospectus, we mean we will have to temporarily stop our operations.

  Because we will be financing the purchase of cars for persons who are not prime candidates for credit, if too many of them default, we may have to suspend or cease operations.

  The persons we intend to finance the purchase of motor vehicles for persons who have poor credit.As such, there is a risk that these persons will default on their loans. If too many persons default on their loans, our stream of income will be reduced or cease entirely. If that happens, we may have to suspend or cease operations. If that happens, you will lose your investment.

  We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available. If we need additional funds and are unable to obtain them, we will not be able to implement our plan of operation to the fullest extent which will result in less revenues for us.

  We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $100,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the process of acquiring vehicles for lease. We may have to raise additional funds to complete further development of our business plan to achieve a sustainable levels where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. If we need additional funds and are not able to acquire them, we will not be able to implement our plan of operation to the fullest extent which will result in reduced revenues for us.

  Because we are small and do not have much capital, we must limit marketing our services to potential clients and purveyors. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

  Because we are small and do not have much capital, we must limit marketing to potential clients. Because we will be limiting our marketing activities, we may not be able to attract enough clients to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

  Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

  Our officers and directors, will only be devoting limited time to our operations. Our officers and directors will be devoting approximately 15 hours per week of their time to our operations. Because our officers and directors will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our officers and directors. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Risks associated with this offering:

  Because our officers and directors will own more than 50% of the outstanding shares after this offering, they will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

  Even if we sell all 2,000,000 shares of common stock in this offering, our officers and directors will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, our officers and directors will be able to elect all of our directors and control our operations. Because investors will effectively not have the power to elect any directors to our board, our securities will not be as popular as other large companies, where a small group of investors do not have the power to elect all of the directors. As a result, the price and marketability of our shares could decrease. .

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

  Our shares would be classified as penny stocks and are covered by section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

Our offering is being made on a self-underwritten $100,000 minimum, $200,000 maximum basis. The table below sets forth the use of proceeds if $100,000 or $200,000 of the offering is sold.

	$100,000	$200,000
Gross proceeds	$100,000	$200,000
Offering expenses	$25,000	$25,000
Net proceeds	$75,000	$175,000

The net proceeds will be used as follows:

Management information systems	$15,000	$15,000
Database	$5,000	$8,000
Website development	$5,000	$5,000
Marketing and advertising	$5,000	$10,000
Acquisition of vehicles	$25,000	$90,000
Establishing an office	$5,000	$20,000
Salaries	$0	$10,000.00
Audit, accounting and filing fees	$10,000	$10,000
Working capital	$5,000	$7,000

Total offering expenses are $25,000.Of the $25,000, the amounts to be paid from the proceeds for expenses of the offering are: $10,000 for legal fees; $2,000 for printing our prospectus; $6,500 for audit and accounting fees; $2,000 for state securities registration fees; $3,000 for our transfer agent; $200 for the escrow fee plus disbursements, $100 for filing fee, and, $1,200 for miscellaneous unforeseen expenses relating to the offering.

Upon the completion of this offering, we intend to immediately rent office space and open our office. We have allocated $20,000 for office rent for one year. We intend to establish an office to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations. We will also initiate the development of our website. We intend to hire an outside web designer to assist us in designing and building our website. We intend to develop and maintain a database of potential clients. We believe it will take approximately two months to create a workable database.

We intend to begin preparation of our management information systems and acquiring hardware and software for use therein. The estimated cost to complete the management information system and acquire the necessary hardware and software is $15,000.

We intend to begin assembling our database with potential customers we locate throughout United States and Canada. The estimated cost to develop and maintain the database is $5,000 to $8,000.

Marketing and advertising will be focused on promoting our services to individuals and franchised dealers. Advertising will include the design and printing of various sales materials. The cost of developing the campaign is estimated to be between $5,000 to $10,000.

We intend to finance the acquisition of vehicles through loans guaranteed by our officers. We anticipate using a portion of the proceeds for the financing.

If we raise the maximum amount under this offering, we intend to pay salaries to our officers, or, to employees to assist our officers in managing our business.

Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of May 31, 2004, the net tangible book value of our shares of common stock was a deficit of $4,500 or approximately ($0.000900) per share based upon 5,000,000 shares outstanding. Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding as at May 31, 2004, will be $170,500 or approximately $0.024357 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.025257 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.024357 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding as at May 31, 2004 will be $120,500 or approximately $0.018538 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.019438 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.018538 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding as at May 31, 2004 will be $70,500, or approximately $0.011750 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.012650 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.011750 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholder will own approximately 71.43% of the total number of shares then outstanding, for which he has made contributions of cash, totaling $50, or approximately $0.00001 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholder will own approximately 76.92% of the total number of shares then outstanding, for which he has made contributions of cash totaling $50, or approximately $0.00001 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding for which you have made a cash investment of $100,000, or $0.10 per share. Our existing stockholder will own approximately 83.33% of the total number of shares the outstanding for which he has made contributions of cash totaling $50, or approximately $0.00001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.00001
Net tangible book value per share before offering	$0.000900
Net tangible book value per share after offering	$0.024357
Increase to present stockholders in net tangible book value per share after offering	$0.025257
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholder	5,000,000
Percentage of ownership after offering	71.43%

Purchasers of shares in this offering if all shares sold

Price per share	$0.10
Dilution per share	$0.024357
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.57%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.10
Dilution per share	$0.018538
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23.08%

Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.10
Dilution per share	$0.011750
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	16.67%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at TD Canada Trust, 472 Eglinton Avenue, Toronto, Ontario, Canada, M5N 1A6.Its telephone number is (416) 481-5171.We will hold the funds in the account until we receive a minimum of $100,000 at which time we will appropriate for the purpose set. Any funds received by us thereafter will be immediately appropriated by us. If we do not receive the minimum amount of $100,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution. Our officers and directors will not be permitted to purchase shares in this offering in order to reach the minimum offering amount.

We will sell the shares in this offering through one of our officers and directors Orit Stolyar. She will receive no commission from the sale of any shares. She will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

  The person is not at the time of their participation, an associated person of a broker/dealer; and,

  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New Jersey, Washington D.C. and/or outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, with an additional 90 days if we so choose.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement

  deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to FC FINANCIAL SERVICES INC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on November 19, 2003.We have not started operations. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at 110 Jardin Drive, Suite 13, Concord, Ontario, Canada L4K 2T7. Our telephone number is (905) 761-1096. This is the office of First Class Financial Services Inc. which is owned and operated by Mr. Chebountchak and Ms. Stolyar in Canada. First Class Financial Services Inc. is engaged in the business of brokering loans. We do not pay any rent to First Class Financial Services, Inc. and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

Services

We intend to specialize in the indirect financing of installment contracts for automobile purchases or leases. By indirect financing, we mean that car dealers will contact us and make arrangements with us to finance the purchase of a motor vehicle. The buyer of the car will not contact us. We will acquire the vehicle and lease it to the customer. Title to the vehicle will be transferred to the customer upon the last lease payment. These contracts will be originated by us for borrowers who might not be able to qualify for traditional automobile loans or leases.

Our officers and directors have a combined eight year experience in evaluating the credit history of potential customers. There is no risk of incorrectly assessing a customer's credit history.

Automobile financing is one of the largest consumer finance markets in the United States and Canada. In general, the automobile finance industry can be divided into two principal segments: a prime credit market and a non-prime credit market. Traditional automobile finance companies, such as commercial banks, savings and loans, thrift and loans, credit unions and captive finance companies of automobile manufacturers, generally provide credit to the most creditworthy borrowers, or so-called "prime borrowers."

The so-called "non-prime" credit market, in which we intend to operate, provides financing for those borrowers who have had past credit problems, including bankruptcy, have limited or no credit histories or have low incomes. Historically, traditional automobile financing sources have not serviced the non-prime market or have done so only through programs that were not consistently available. An industry group of independent finance companies specializing in non-prime automobile financing has emerged, but the industry remains highly fragmented, with no company having a significant share of this non-prime market. Our program is designed to provide financing to this market segment.

Marketing

We intend to market our financing program primarily to franchised dealers and used automobile dealers primarily by mailing fliers, through our website, and by personal contact by our officers and directors. Franchise dealers traditionally have their own financing options, however, the options are typically limited to prime customers. When a non-prime customer appears, the franchise dealer typically either denies the credit, passes the customer to a non-prime lender or directs a screening agent to locate a non-prime lender. Because our officers and directors already have a relationship with other care dealers through First Class Financial, we believe we will be able to attract car dealers to our services in addition to the customers we will obtain from First Class's screening process. As of the date hereof we have not contacted any dealers and there is no assurance that we will ever obtain any business from any car dealers. Advertising will include the design and printing of sales materials. The cost of our advertising campaign will be from $5,000 to $10,000. We intend to initiate our marketing program two to three weeks after the completion of this offering. We intend to acquire title to the vehicle being financed and then lease or sell the vehicle to the customer. Initially, we will purchase vehicles for applicants screened by First Class Financial Services Inc., a Canadian corporation owned by Mr. Chebountchak and Ms. Stolyar, our officers and directors.

Our major target will be the greater Toronto area and surrounding areas of Niagra and Buffalo.

First Class Financial Services, Inc.

First Class Financial Services, Inc. has been in business for six years, screening customers and placing them with lending institutions. Our officers and directors are the officers and directors of First Class. First Class currently works with 15 different financial institutions from large banks to private leasing companies. We will receive pre-screened customers from First Class. Not all pre-screened customers will be sent to us by First Class. Only non-prime borrowers will be sent to us. First Class charges a fee of $495 for the screening process. The customer will pay the fee. We will not receive any portion of the fee. Further we will not receive anything of value from First Class and First Class will not receive anything of value from us. The two entities will be entirely separate from one another. There are no agreements between us and First Class. First Class currently receives applications from approximately 150 independent car dealers.

The Process

Upon receipt of a credit application, we will use an automated system to obtain credit histories, determine the wholesale value of the vehicle and calculate the credit score of the application. We then use the credit score as a guide to evaluate applications, but the approval/declination decision is not based solely on the credit score. Because non-prime borrowers generally have credit histories which include past bankruptcies, significant charged-off accounts and/or multiple collection accounts, we evaluate other potential offsetting factors such as the borrower's residence stability, employment stability, income level relative to expenses and past performance on other automobile-related debt. If, in the credit officer's judgment, there are enough mitigating positive factors, our customer may be approved for a purchase or lease. To be eligible for purchase, our customer must agree to sign a contract that provided for full amortizing and provide for level payments over the term of the contract, must grant a first priority security interest in the financed vehicle to us, must not sell or transfer the financed vehicle without our consent and must allow for acceleration of the maturity of the contract if the vehicle is sold or transferred without our consent. The portions of payments on contracts allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated. Each contract includes a requirement that the borrower maintain fire, theft and collision insurance on the financed vehicle and name the company as a loss payee or lien-holder. As part of the funding process, we verify that insurance is in place on the financed vehicle.

Funding Package Completion, Verification and Funding

After deciding to finance the lease or purchase of the vehicle, we will require the borrower to complete a funding package. We will confirm the borrower's employment and the insurance on the vehicle. We believe one of the most important verifications is a direct telephone interview of the borrower to confirm the terms of the contract, the source of the down payment and the equipment on the vehicle. We typically will not fund a contract without a personal interview or prior telephone interview of the borrower. We believe this process will reduce the risk of misrepresentation by the borrower and provides a basis for future borrower contact. A funding package may be returned if it does not comply with the terms of the initial approval or if we discover facts that were not disclosed during the approval process. As an additional quality control check, we will perform an automated review of the contract and identify any characteristics not in compliance with our minimum proprietary standards.

Post-Funding Quality Reviews

We will use an automated systems which we will implement to continue to monitor the contracts after funding. In addition, we intend to complete full quality control reviews of a random sample of 5% of the newly-originated contracts. This review focuses on compliance with our lending standards, the quality of the credit decision and the completeness of contract documentation. On a periodic basis, we intend to prepare a report, summarizing policy exceptions, processing errors, documentation deficiencies and credit decisions which we considered overly aggressive.

Risk-Based Pricing

We intend to use statistical information and to establish different pricing programs by geographic region, by borrower credit characteristics, all tied to the expected economic value of each our programs. We intend to maintain a database which tracks key parameters for each contract. This database will be updated periodically to reflect the payment performance of each contract. We intend to use this information to identify and aggregate contracts that have failed to perform as anticipated. Each contract in this group will be matched against a performing contract with the same characteristics. By statistically comparing the characteristics of these two, we believe we will be able to refine periodically our credit evaluation processes and believe we will be better able to price each of our future contracts.

Contracting Services

We will service all of our contracts. Servicing generally consists of payment and pay-off processing, collecting, insurance tracking, title tracking, responding to borrower inquiries, investigating delinquencies, repossessing and reselling collateral, collection reporting and credit performance monitoring.

Billing and Collection Process

A preauthorized payment plan will be set up from each borrower at the time of signing and all payments will be directed to our lock-box account at a commercial bank. On a daily basis, the lock-box bank retrieves and processes payments received, and then deposits the entire amount into the lock-box account. A simultaneous electronic data transfer of borrower payment data is made to us for posting to our computerized records. Our collection process will be based on a strategy of closely monitoring contracts and maintaining frequent contact with borrowers. As part of this process, we will make early, frequent contact with delinquent borrowers and attempts to educate borrowers on how to manage monthly budgets. We will attempt to identify the underlying causes of a borrower's delinquency and to make an early collection risk assessment. We believe that our intended proactive collection process, including the early identification of payment problems, will reduce our repossession rates and loss levels. In support of our collection efforts, we intend to maintain collection software with collection operations. We will initially attempt to contact any borrower whose account becomes six days past due. Although we will emphasize telephonic contact, we will also typically send past due notices to borrowers when an account becomes ten days past due.

Extensions and Modifications

If a borrower has current financial difficulties, but has previously demonstrated a positive history of payment on the contract, we will permit a payment extension of not more than two months during the term of a contract. Extensions will never exceed 2% of our contracts in our portfolio. Further, we will permit only one extension over the term of a contract and we will neither restructures contracts nor forbear any payments on contracts.

Repossession

We will repossesses a vehicle when resolution of a delinquency is not likely or when the we believe that the collateral is at risk. We make these judgments based upon our discussions with borrowers, the ability or inability to locate the borrowers or the vehicles, the receipt of notices of liens and other information. We will use independent, licensed and bonded repossession agencies to repossess vehicles as well as the services of an agency that traces skips (where neither the borrower nor the vehicle can be located) to supplement our own efforts in locating vehicles. Our anticipated cost will be approximately $400.00 per vehicle. When a vehicle is repossessed, it will be sold through a public auction or a private sale within 60 days of the repossession. We will use our own staff to pursue recoveries of deficiency balances and also uses outside collection agencies which share in any recoveries. We expect to incur a loss whenever we will have to repossess a vehicle. When we sell a repossessed vehicle, we record a net loss equal to the outstanding principal balance of the contract, less the proceeds from the sale of the vehicle. If an account becomes 120 days delinquent (other than accounts in bankruptcy) and we have repossessed the vehicle, but not yet received the sale proceeds, we will record a loss equal to the outstanding principal balance of the contract, less the estimated auction value of the vehicle (which is based upon wholesale used car values published by nationally recognized firms). If an account becomes 120 days delinquent and we have not repossessed the vehicle, then our records will reflect a loss equal to the outstanding principal balance of the contract. Any recoveries received subsequent to the contract being charged-off, including amounts (i) from the borrower's insurance policies or service contracts, or (ii) from deficiency balances recovered from borrowers, are treated as loss adjustments in the period when these recoveries are received.

Management Information Systems

We intend to rely on automated information management and data processing systems to maximize productivity, minimize credit losses and maintain data integrity. AutoTurbo, Inc. sells the software and support products for the automated information management and data processing system. First Class Financial has the same system. We do not have to develop the automated system. We do not have any contracts to buy the system at this time. We will not enter into a contract to buy the software and support products until this offering is completed. We will operate the systems on a computer which we will acquire. The software for the system is going to be created at a cost of $10,000 and includes a universal loan accounting package for all aspects of our loan accounting and payment processing, and a collection software. The $10,000 price was quoted to us by AutoTurbo, Inc. This system is used for credit scoring and credit review. The system will analyze compliance with our standards, tracks key underwriting characteristics for all of our contracts, tracks approval trends, analyzes charge-offs, monitors delinquencies and measures performance.

We also intend to install an imaging system to make contract documents available on-screen, decrease data entry costs and aid disaster recovery.

Acquisition of Vehicles

We will acquire vehicles we intend to lease/purchase from franchise and independent dealers. The vehicles will be purchased with a down payment and the balance financed. Our officers and directors will personally guarantee the purchases. Because our officers and directors will be guaranteeing the purchase price, we will be considered a prime customer. The difference between what we pay for the car and what we sell it to the customer through a lease/purchase will be our profit. We believe with the minimum amount of this offering we will be able to acquire up to 25 vehicles and if the maximum amount is raised we could acquire up to 90 vehicles.

Securitization of Contracts

In the future, we may sell all or a portion of our portfolio of contracts to investors through the issuance of asset-backed securities. Upon initiation of operations we do not intend to do so, but we might do so in the future. At the present time there are no plans to issue asset-backed securities.

Competition

The automobile financing business is highly competitive. We will be competing with a growing number of publicly and privately held national, regional and local automobile finance companies that specialize in non-prime automobile finance, many of which compete directly with the us for contracts. We will compete by advertising our services to automobile dealerships. These competitors include AmeriCredit Corp., AutoFinance Group (a subsidiary of KeyCorp), Consumer Portfolio Services, Inc. and First Merchants Acceptance Corp. in the United States and Wells Fargo, VFC Inc., AJM leasing in Canada. In addition, we compete, or may compete in the future, for business with more traditional automobile financing sources, such as commercial banks, savings and loans, thrift and loans, credit unions and captive finance companies of automobile manufacturers such as General Motors Acceptance Corporation, Ford Motor Credit Corporation, Chrysler Financial Corporation, Toyota Motor Credit Corporation, Nissan Motors Acceptance Corporation and American Honda Finance. These traditional automobile finance companies may lower credit standards or introduce programs for non-prime borrowers to attract more financing business or, in the case of the captive finance companies, to stimulate new vehicle sales. Most of our prospective competitors and potential competitors have substantially greater financial, marketing and other resources than the Company and may be more successful in expanding into new geographic markets, building dealer networks and increasing market share through internal growth or acquisition. The larger, more established companies have access to unsecured commercial paper, investment-grade corporate debt and to other funding sources that may provide them with an advantageous cost of capital relative to our cost of capital. The captive finance companies and many of the other traditional automobile finance companies have long-standing relationships with dealers that may give them a competitive advantage in establishing dealer networks for the purchase of contracts. Many of these companies provide other types of financing, including inventory financing, which is not offered by us.

Government Regulation

We have to comply with the rules and regulations of the Ontario Motor Vehicle Industry Council. All Ontario car wholesalers and retailers must be members in order to buy, sell or lease motor vehicles in Ontario. These rules and regulations require registration and the maintenance of a fair, safe and informed market place in the Province of Ontario, Canada.

We will have to obtain and maintain licenses and registrations required by certain states' sales finance company laws and/or laws regulating purchases of installment or conditional sales contracts. We intend to obtain and maintain any and all additional qualifications, registrations and licenses necessary for the lawful conduct of its business and operations. Numerous federal and state consumer protection laws, including the Federal Truth-In-Lending Act, the Federal Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulations B and Z, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws regulate the origination and collection of consumer receivables and impact the Company's business. The relevant laws, among other things, (A) require us to (i) obtain and maintain certain licenses and qualifications, (ii) limit the finance charges, fees and other charges on the contracts purchased and (iii) provide specified disclosures to consumers; (B) limit the terms of the contracts; (C) regulate the credit application and evaluation process; (D) regulate certain servicing and collection practices; and (E) regulate the repossession and sale of collateral. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions and may give rise to defense to payment of the consumer's obligation. In addition, certain of the laws make the assignee of a consumer installment contract liable for the violations of the assignor.

The failure to comply with such laws could have a material adverse effect upon us in that our failure could result in injunctions and fines.

If a borrower defaults on a contract, we as the servicer of the contract are entitled to exercise the remedies of a secured party under the Uniform Commercial Code or UCC as it is commonly referred to, which typically includes the right to repossession by self-help means unless such means would constitute a breach of peace. The UCC and other state laws regulate repossession and sales of collateral (A) by requiring reasonable notice to the borrower of (i) the date, time and place of any public sale of the collateral, (ii) the date after which any private sale of the collateral may be held and (iii) the borrower's right to redeem the financed vehicle prior to any such sale; and (B) by providing that any such sale must be conducted in a commercially reasonable manner. Under the UCC and other laws applicable in most states, a creditor is entitled, subject to possible prohibitions or limitations, to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the vehicle securing the unpaid balance of the borrower's installment contract. Since a deficiency judgment against a borrower would be a personal judgment for the shortfall, and the defaulting borrower may have very little capital or few sources of income, in many cases it is not prudent to seek a deficiency judgment against a borrower or, if one is obtained, it may be settled at a significant discount.

Marketing

We intend to market our services on our website and through mailings and personal contacts by our officers and directors.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our officers and directors. We intend to hire additional employees on an as needed basis.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin writing contracts, acquiring vehicles and receiving payments from our customers. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to attract enough non-prime customers or if our customers default in mass, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. To implement growth we need non-prime borrowers to finance the acquisition of motor vehicles through us. The more on-time paying borrowers, the large the revenues and profits. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take two to three weeks. We believe that it will cost $5,000 - $7,000 to establish our office. We do not intend to hire employees. Our officers and directors will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3.

After our office is established, which we said should be two to three weeks after completing our offering, we intend to proceed with the acquisition of our software and begin promoting and advertising our services.

4.

We intend to establish our website within approximately 20-30 days from setting up our office and we will begin to market our business. We will use the website to promote our services. Our website will not be a source of revenue. We believe that it will cost a minimum of $5,000 to develop our website and for our marketing campaign. We intend to market our financing program primarily to franchised dealers and used automobile dealers primarily by mailing fliers, through our website, and by personal contact by our officers and directors. If we raise the maximum amount of proceeds from the offering, we will devote an additional $5,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days from its initiation, or 90 days from setting up our office.

5.

Within 90 days from establishing our office, we will begin to process installment contracts. Our initial customers will be referred to us from First Class Financial Services, a company owned and controlled by our officers and directors.

In summary, we should be in full operation and receiving orders within 90 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

Until our management information systems are operational, we will not finance or lease any vehicles.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

We will not conduct any business until we raise the minimum amount of this offering.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to a lack of customers. We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on November 19, 2003 to May 31, 2004

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this Registration Statement. We have prepared an internal business plan. We have reserved a domain name www.fcfinancialservicesinc.com. Our loss since inception is $4,550 of which $0 is for legal fees, $2,500 for audit fees; and $2,050 is for filing fees and general office costs. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

Since inception, we sold 5,000,000 shares of common stock to officers and directors for $50.

Liquidity and capital resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in November 2003. This was accounted for as a sale of common stock.

As of May 31, 2004, our total assets were $13 in cash and $10,000 in prepaid legal fees and our total liabilities were $14,513 comprised of accounts payable and $10,000 owing to our attorney for legal services relating to this registration statement.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)

Taras Chebountchak	33	president, chief executive officer, treasurer, and a
11 Townsgate Dr. PH 6		member of the board of directors
Thornhill, Ontario
Canada L4J 8G4

Orit Stolyar	30	vice-president, secretary, and a member of the
69 Whitney Place		board of directors
Thornhill, Ontario
Canada L4J 6V6

The persons named above has held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Taras Chebountchak has been our president, chief executive officer, treasurer, and a member of our board of directors since our inception on November 19, 2003. Since May 1998, Mr. Chebountchak has been president and a director of First Class Financial Services Inc. located in Concord, Ontario. First Class Financial Services is engaged in the business of processing prospective car buyers' loan applications and placing them with financial institutions. Since July 2000, Mr Chebountchak has been secretary, treasurer and a director of Ardent Mines Limited, a Nevada corporation located in Vancouver, British Columbia engaged in mining exploration. Since June 2000, Mr Chebountchak has been secretary, treasurer and a director of Raglan Mines Limited, a Nevada corporation located in Vancouver, British Columbia engaged in mining exploration. Mr. Chebountchak will initially devote 10 hours per week to our operations.

Orit Stolyar has been vice-president, secretary, and a member of our board of directors since our inception on November 19, 2003. Since May 1998, Ms. Stolyar has been chief executive officer, secretary, treasurer, and a director of First Class Financial Services Inc. located in Concord, Ontario. First Class Financial Services is engaged in the business of processing prospective car buyers' loan applications and placing them with financial institutions. Ms. Stolyar will initially devote 10 hours per week to our operations.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our officers and directors will devote time to projects that do not involve us. With respect to our officers' and directors's affiliation with First Class Financial Services, there is no conflict. First Class Financial will be sending us all of the non-prime business that it receives. Initially, we will not be able to service all of it. We hope, as time goes on, we will grow and be able to handle all of First Class Financials' referrals.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on November 19, 2003 through May 31, 2004, for our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table
						Long-Term Compensation
		Annual Compensation				Awards	Payouts
						Securities
Names				Other	Under	Restricted		Other
Executive				Annual	Options/	Shares or		Annual
Officer and				Compen-	SARs	Restricted	LTIP	Compen-
Principal	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Taras Chebountchak	2003	0	0	0	0	0	0	0
President, Treasurer,	2002	0	0	0	0	0	0	0
Director	2001	0	0	0	0	0	0	0

Orit Stolyar	2003	0	0	0	0	0	0	0
Vice President,	2002	0	0	0	0	0	0	0
Secretary, Director	2001	0	0	0	0	0	0	0

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering .The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
	Number of	Percentage of	After Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	Offering	Offering	Sold	Shares are Sold

Taras Chebountchak	2,500,000	50.00%	2,500,000	35.71%
11 Townsgate Dr.PH 6
Thornhill, Ontario
Canada L4J 8G4

Orit Stolyar	2,500,000	50.00%	2,500,000	35.71%
69 Whitney Place
Thornhill, Ontario
Canada L4J 6V6

All officers and directors as	5,000,000	100.00%	5,000,000	71.42%
a group (2)

[1]   The persons named above may be deemed to be "parents" and "promoters" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his or her direct and indirect stock holdings.Mr.Chebountchak and Ms.Stolyar are our only "promoters."

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are two holders of record for our common stock. The record holders are our officers and directors who own 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable.We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 71.42% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.20549.You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Las Vegas, Nevada 89120. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In November 2003, we issued a total of 2,500,000 shares of restricted common stock to Taras Chebountchak, our president, in consideration of $25.00 and 2,500,000 shares of restricted common stock to Orit Stolyar, our vice president, in consideration of $25.00..

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to May 31, 2004, included in this prospectus have been reviewed by Chavez & Koch, Certified Public Accountants, 2920 N. Green Valley Parkway, Suite 821, Henderson, Nevada 89014 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Certified Public Accountants.

Our financial statements from inception to May 31, 2004 and February 29, 2004, immediately follow:

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Board of Directors of
FC Financial Services, Inc.:

We have reviewed the accompanying balance sheet of FC Financial Services, Inc. (a Development Stage Company) (a Nevada corporation) as of May 31, 2004, the related statements of income and accumulated deficit for the three and six months then ended and from November 19, 2003 (date of inception) to May 31, 2004, the statement of changes in stockholders' equity from November 19, 2003 (date of inception) to May 31, 2004, and the statements of cash flows for the three and six months ended May 31, 2004 and from November 19, 2003 (date of inception) to May 31, 2004, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of FC Financial Services, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As disclosed in Note 2, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

/s/ Chavez & Koch, CPA's
Chavez & Koch, CPA's
June 2, 2004
Henderson, Nevada

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF MAY 31, 2004 (UNAUDITED) & NOVEMBER 30, 2003 (AUDITED)

	5/31/2004	11/30/2003
ASSETS
ASSETS

Current assets:
Cash	$13	$43
Total current assets	13	43

Other assets:
Deposit for legal fees	10,000	10,000
Total other assets	10,000	10,000

TOTAL ASSETS	$10,013	$10,043

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
Accounts payable	$-	$4,000
Due to shareholders	14,513	10,000
Total current liabilities	14,513	14,000

TOTAL LIABILITIES	14,513	14,000

Stockholders' equity:
Common stock, $0.00001 par value, 100,000,000 shares
authorized, 5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	-	-
Deficit accumulated during development stage	(4,550)	(4,007)
Total stockholders' equity	(4,500)	(3,957)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,013	$10,043

The accompanying independent accountants' review report and the notes to financial statements should be read in conjunction with these balance sheets.

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF INCOME AND ACCUMULATED DEFICIT
FOR THE THREE AND SIX MONTHS ENDED MAY 31, 2004
AND FROM INCEPTION TO MAY 31, 2004
(UNAUDITED)

	3 Months ended	6 Months ended	Inception to
	5/31/2004	5/31/2004	5/31/2004

REVENUE	$-	$-	$-

COST OF SALES	-	-	-

GROSS PROFIT	-	-	-

EXPENSES:
General and administrative expenses	229	543	4,550
Total expenses	229	543	4,550

OPERATING LOSS	(229)	(543)	(4,550)

NET LOSS	(229)	(543)	(4,550)

ACCUMULATED DEFICIT, BEGINNING	(4,321)	(4,007)	-

ACCUMULATED DEFICIT, ENDING	$(4,550)	$(4,550)	$(4,550)

Weighted Average Number
of common shares outstanding	5,000,000	5,000,000	5,000,000

NET LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)

The accompanying independent accountants' review report and the notes to financial statements should be read in conjunction with these statements of income and accumulated deficit.

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
AS OF MAY 31, 2004
(UNAUDITED)

	Common Stock				Total
			Add'l Paid	Income/(Loss)	Stockholders'
	Shares	Value	In Capital	Accumulated	Equity

Issued for cash
November 27, 2003	5,000,000	$50	$-	$-	$50

Net Income (loss)
November 30, 2003	-	-	-	(4,007)	(4,007)

Balance at November 30, 2003	5,000,000	50	-	(4,007)	(3,957)

Net Income (loss)
February 29, 2004	-	-	-	(314)	(314)

Balance at February 29, 2004	5,000,000	50	-	(4,321)	(4,271)

Net Income (loss)
May 31, 2004	-	-	-	(229)	(229)

Balance at May 31, 2004	5,000,000	$50	$-	$(4,550)	$(4,500)

The accompanying independent accountants' review report and the notes to financial statements should be read in conjunction with this statement of changes in stockholders' equity (deficit).

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE THREE AND SIX MONTHS ENDED MAY 31, 2004
AND FROM INCEPTION TO MAY 31, 2004
(UNAUDITED)

	3 Months	6 Months
	ended	ended	Inception to
	5/31/2004	5/31/2004	05/31/2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(229)	$(543)	$(4,550)
Adjustments to reconcile net income (loss)
to net cash provided by operations:
(Increase) decrease in assets:
Deposit for legal fees	-	-	(10,000)
Increase (decrease) in liabilities:
Accounts payable	-	(4,000)	-
Net cash provided used in operating activities	(229)	(4,543)	(14,550)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	-	4,299	50
Loan from shareholders	214	214	14,513
Net cash provided by financing activities	214	4,513	14,563

NET INCREASE IN CASH	(15)	(30)	13

CASH, BEGINNING OF PERIOD	28	43	-

CASH, END OF PERIOD	$13	$13	$13

Supplemental Information:
Cash paid for interest	$-	$-	$-

The accompanying independent accountants' review report and the notes to financial statements should be read in conjunction with these statements of cash flows.

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTEES TO FINANCIAL STATEMENTS
 AS OF MAY 31, 2004

BASIS OF PRESENTATION

The unaudited financial statements as of May 31, 2004 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the November 30, 2003 audited financial statements and notes thereto.

NOTE 1 - RELATED PARTY TRANSACTIONS - LOANS

During the three months ended May 31, 2004, two individuals who are officers, directors and shareholders of the Company advanced funds to the Company. The payables are without specific terms of repayment and are non-interest bearing.

Name	Balance as of 05/31/04

Terry Chebountchak	$8,013
Orit Stoylar	6,500
Total	$14,513

As of May 31, 2004, no payments have been made to the individuals.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. From November 19, 2003 (date of inception) to May 31, 2004 the Company has incurred a loss of $4,550. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations through the financing of automobile loans and leases. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

NOTE 3 - FISCAL YEAR END

The Company uses a November 30 fiscal year end.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
FC Financial Services, Inc.

We have audited the accompanying balance sheet of FC Financial Services, Inc. as of November 30, 2003, and the related statements of income and accumulated deficit and statements of cash flows from November 19, 2003 (date of inception) to November 30, 2003 and the statement of changes in stockholders' equity (deficit) as of November 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FC Financial Services, Inc. as of November 30, 2003, and the results of its operations and its cash flows from November 19, 2003 (date of inception) to November 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As disclosed in Note 5 to these financial statements, the Company has had limited operations and has not established a long-term source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regards to this issue is also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

January 24, 2004	/s/ Chavez & Koch CPA's
Henderson, Nevada	Chavez & Koch, CPA's

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AS OF NOVEMBER 30, 2003

11/30/03
ASSETS
ASSETS

Current assets:
Cash	$43
Total current assets	43
Other assets:
Deposit for legal fees	10,000
Total other assets	10,000

TOTAL ASSETS	$10,043

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
Accounts payable	$4,000
Due to shareholders	10,000
Total current liabilities	14,000

TOTAL LIABILITIES	14,000

Stockholders' equity:
Common stock, $0.00001 par value, 100,000,000 shares
authorized, 5,000,000 shares issued and outstanding	50
Additional paid-in capital	-
Deficit accumulated during development stage	(4,007)
Total stockholders' equity	(3,957)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,043

The accompanying independent auditor's report and the notes to financial statements should be read in conjunction with this balance sheets.

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF INCOME AND ACCUMULATED DEFICIT
FROM NOVEMBER 19 (DATE OF INCEPTION) TO NOVEMBER 30, 2003

From 11/19/03
to 11/30/03

REVENUE	$-

COST OF SALES	-

GROSS PROFIT	-

EXPENSES:
General and administrative expenses	4,007
Total expenses	4,007

OPERATING LOSS	(4,007)

NET LOSS	(4,007)

ACCUMULATED DEFICIT, BEGINNING	-

ACCUMULATED DEFICIT, ENDING	$(4,007)

Weighted Average Number
of common shares outstanding	5,000,000

NET LOSS PER SHARE	$(0.00)

The accompanying independent auditor's report and the notes to financial statements should be read in conjunction with this statement of income and accumulated deficit.

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
AS OF NOVEMBER 30, 2003

					Total
	Common Stock		Add'l Paid	Income/(Loss)	Stockholders'
	Shares	Value	In Capital	Accumulated	Equity

Issued for cash
November 27, 2003	5,000,000	$50	$-	$-	$50

Net Income (loss)
November 30, 2003	-	-	-	(4,007)	(4,007)

Balance at November 30, 2003	5,000,000	$50	$-	$(4,007)	$(3,957)

The accompanying independent auditor's report and the notes to financial statements should be read in conjunction with this statement of changes in stockholders' equity (deficit).

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FROM NOVEMBER 19 (DATE OF INCEPTION) TO NOVEMBER 30, 2003

From 11/19/03
to 11/30/03
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(4,007)
Adjustments to reconcile net income (loss)
to net cash provided by operations:
Increase (decrease) in liabilities:
Accounts payable	4,000
Net cash provided used in operating activities	(7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	50
Net cash provided by financing activities	50

NET INCREASE IN CASH	43

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$43

Supplemental Information:
Cash paid for interest	$-

The accompanying independent auditor's report and the notes to financial statements should be read in conjunction with this statements of cash flows.

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2003

NOTE 1 - ORGANIZATION AND PURPOSE

FC Financial Services, Inc. (the Company) was incorporated in the state of Nevada on November 19, 2003. The Company provides indirect financing of installment contracts for automobile purchases and leases for borrowers unable to qualify for traditional loans and leases.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company's policy is to prepare its financial statements on the accrual basis of accounting. The fiscal year end is December 31.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less at the time of purchase to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reported period. Actual results could differ from those estimates.

Earnings Per Share Calculations

Basic earnings per common share ("EPS") is computed by dividing income available to common stockholders by the weighed-average number of common shares outstanding for the period. The weighed-average number of common shares outstanding for computing basic weighted average number of common shares outstanding was 5,000,000 for the period ended November 30, 2003. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. As of November 30, 2003 the Company had no outstanding securities that could have a dilutive effect on the outstanding common stock. Therefore, no diluted EPS was calculated.

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
 AS OF NOVEMBER 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at cost. Maintenance, repairs, and minor renewals are expensed as incurred; major renewals and betterments are capitalized. When assets are sold, retired, or otherwise disposed of, their cost and related accumulated depreciation are removed from the accounts and resulting gains and losses are included in operations. Depreciation and amortization are computed on the straight-line basis and accelerated methods for both financial statement and income tax purposes over the estimated useful lives of the assets. As of November 30, 2003 the Company had no capitalized property and equipment.

Income Taxes

Income taxes are generally provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The Company has no deferred tax assets and liabilities representing the future tax return consequences of those differences because currently the Company has no material temporary timing differences that give rise to these tax assets and liabilities. Currently there are no federal income taxes due.

Revenue Recognition

The Company is in the process of developing and implementing accrual based revenue recognition policies.

Advertising

Advertising costs are to be expensed when incurred. There were no advertising costs for the year ended November 30, 2003.

NOTE 3 - RELATED PARTY PAYABLE

The Company has payables to the two shareholder of the Company of $5,000 each. The payables are due for legal deposits made on the Company's behalf. The payables are without specific terms of repayment and are non-interest bearing.

FC FINANCIAL SERVICES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2003

NOTE 4 - STOCKHOLDERS' EQUITY

A chronological history of Stockholders' Equity is as follows:

November 19, 2003 - The Company incorporated in Nevada. The Company is authorized to issue 100,000,000 shares of its $0.00001 par value common stock.

November 27, 2003 - The Company issued 5,000,000 shares of common stock to the Company President and Vice President as follows:

The Company issued to the President 2,500,000 shares of $0.00001 par value common stock in exchange for cash.

The Company issued to the Vice President 2,500,000 shares of $0.00001 par value common stock in exchange for cash.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. From November 19, 2003 (date of inception) to November 30, 2003 the Company has incurred a loss of $4,007. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations through the financing of automobile loans and leases. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

Until ___________________, 2004, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

2.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	2,000
Audit/administrative Fees and Expenses	6,500
Blue Sky Fees/Expenses	2,000
Legal Fees/ Expenses	10,000
Escrow fees/Expenses	200
Transfer Agent Fees	3,000
Miscellaneous Expenses	1,200
TOTAL	$25,000

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Taras Chebountchak	November 22, 2003	2,500,000	$25.00
11 Townsgate Dr. PH 6
Thornhill, Ontario
Canada L4J 8G4

Orit Stolyar	November 22, 2003	2,500,000	$25.00
69 Whitney Place
Thornhill, Ontario
Canada L4J 6V6

We issued the foregoing restricted shares of common stock to our officers and directors pursuant to Section 4(2) of the Securities Act of 1933.They are sophisticated investors and in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27.   EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description

3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1	Consent of Chavez & Koch, Certified Public Accountants.
23.2	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

ITEM 28.   UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.
2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Concord, Ontario, Canada, on this 7th day of July, 2004.

FC FINANCIAL SERVICES INC.

BY:	/s/ Taras Chebountchak
Taras Chebountchak, President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Taras Chebountchak, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Taras Chebountchak	President, Principal Executive Officer,	July 7, 2004
Taras Chebountchak	Treasurer, Principal Financial Officer, Principal Accounting Officer, and a member of the Board of Directors

/s/ Orit Stolyar	Vice President, Secretary and a member of	July 7, 2004
Orit Stolyar	the Board of Directors.